UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 29, 2007

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) Sterling Financial Corporation (the "Corporation") previously announced on April 19, 2007, that it had commenced an investigation into financial irregularities related to certain financing contracts at one of its financial services group companies, Equipment Finance LLC. Based upon the preliminary information received from the investigation and management's own review, the Board of Directors, upon the recommendation of the Corporation's Disclosure Committee, concluded on April 29, 2007, that the Corporation's previously issued financial statements and all earnings press releases and similar communications issued by the Corporation for fiscal periods commencing on or after January 1, 2004, should no longer be relied upon due to errors in such financial statements resulting from these irregularities. In addition, the reports on the audited financial statements for the three years ended December 31, 2006 and related reports on internal control issued by the Corporation’s independent registered public accounting firm, Ernst & Young LLP, should no longer be relied upon. Although management has not determined the extent of the impact of these irregularities on its financial statements, the impact is expected to be material for years 2006, 2005, and 2004 and may also be material for prior years, depending on the results of the on-going investigation. In light of these preliminary findings, management and the Audit Committee expect that the Corporation will be required to restate its financial statements for the annual and interim periods between January 1, 2004 and December 31, 2006, which may require the Corporation and its affiliates to raise additional capital.

Additionally, in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2006, management reported that the Corporation's disclosure controls and procedures and internal control over financial reporting were effective as of such date. In light of the disclosure discussed herein, management, with oversight by the Audit Committee, is reassessing the effectiveness of its disclosure controls and procedures and internal control over financial reporting as of December 31, 2006 and will take action to correct any deficiencies or material weaknesses, and will amend its report in its 2006 Form 10-K if any such deficiencies or material weaknesses are identified.

The Corporation's Audit Committee and management discussed the matters disclosed in this Item 4.02 with Ernst & Young LLP prior to filing this report.

Item 8.01 Other Events.

As a result of the disclosure contained in Item 4.02 above, the Corporation's Board of Directors, on April 29, 2007, decided to postpone the Corporation's 2007 annual shareholder meeting scheduled for May 8, 2007. Further, it is unlikely that management will be able to timely file the Corporation's first quarter financial report on Form 10-Q which is due on or before May 10, 2007. New dates for these events will be provided as soon as they are determined.

In connection with the investigation, two senior managers of Equipment Finance LLC were placed on leave and an acting Chief Operating Officer of Equipment Finance LLC was installed.

On April 28, 2007, the President and Chief Executive Officer of Equipment Finance LLC voluntarily relinquished his positions of President and Chief Executive Officer and as a member of the Board of Managers of Equipment Finance LLC; however, he will continue to be available to assist the company in a non-management role at the request of management. Further, the Equipment Finance LLC Board of Managers was augmented with the addition of two members to the Board of Managers.

Item 9.01 Financial Statements and Exhibits.

(d) Sterling Financial Corporation's press release dated April 30, 2007.

Forward-Looking Statements

Certain statements contained in this report are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those that involve the risks, uncertainties and potential consequences relating to the findings of and any recommendations relating to the ongoing independent investigation regarding financial improprieties at Equipment Finance LLC, the Corporation’s expectations regarding the need to amend or restate its financial statements, the reasons for the amendments or restatements, the periods affected, the impact of the amended or restated financial information on the Corporation’s results and its expectations regarding the filing of the restated or amended financial statements. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include the timing of the completion and results of the independent investigation, the Corporation’s completion of its accounting review and actions that may be taken or required as a result of the expected restatement or amendment, and implementation of remediation plans to enhance the Corporation’s internal controls. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this report, as we can give no assurance that any goal, plan, date or target set forth in forward-looking statements can be achieved. The Corporation does not undertake to publicly update or revise these forward-looking statements even if future events or developments make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

April 30, 2007	By:	J. Roger Moyer, Jr.

Name: J. Roger Moyer, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Sterling Financial Corporation press release dated April 30, 2007